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                                              1996 DEFERRED COMPENSATION PLAN

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I.      INTRODUCTION

        American General Corporation (hereinafter referred to as "AGC") hereby establishes the 1996 Deferred
        Compensation Plan (hereinafter referred to as the "Plan") for Harold S. Hook (hereinafter referred to as "Participant").

II.     DEFINITIONS

        2.01    "Annual Base Salary" means the amount of annual salary, set by the Personnel Committee of the
                AGC Board of Directors, payable to Participant in biweekly installments.

        2.02    "Cash Bonus Award" means the annual cash bonus awarded by a Committee consisting of members of the Personnel Committee of the AGC Board of Directors in their complete discretion to chosen members of the highest-paid group of salaried employees.

        2.03    "Deferred Compensation" means the amount of Cash Bonus Award defined in Section 2.02 and the
                Annual Base Salary defined in Section 2.01 which Participant and AGC mutually agree to defer.

        2.04    "Election" means Participant's election to defer all or part of his Annual Base Salary and Cash
                Bonus Award for a particular calendar year as evidenced by a Notice of Election to Defer Income whose form will be substantially similar to Exhibit I attached to this Plan. Such election shall fix the amount of Deferred Compensation, establish the time when the payment of benefits shall commence, specify the option under which benefits will be paid, and incorporate the terms, conditions, and provisions of this Plan by reference. An executed Election form will continue in force until all Benefits relating to such election have been paid.

        2.05    "Separation from Service" means severance of Participant's relationship with AGC as an employee. Participant shall be deemed to have severed his employment or contractual relationship with AGC for purposes of this Plan when, in accordance with the established practices of AGC, the employment or contractual relationship is considered to have terminated.

III.    ADMINISTRATION

        This Plan will be administered by a Committee of one or more persons appointed by AGC. The Committee will act as the agent of AGC in all matters concerning the administration of this Plan.

IV.     DEFERRAL ELECTION

        4.01    Participant may elect to defer all or any part of his Cash Bonus Award, as defined in Section
                2.02 of this Plan, and Annual Base Salary, as defined in Section 2.01 of this Plan, by completing an Election as provided below. If no Election is made, all compensation will be paid on a regular basis.

        4.02    The Election to defer Annual Base Salary must be made within 30 days prior to the beginning of the calendar year in which the compensation is to be deferred and must defer compensation not yet earned.

        4.03    Participant may not amend or modify the Plan to change the amount of Deferred Compensation, the payment option selected, or the time when the payment of benefits should commence, except in the case of Participant's becoming disabled as discussed in Section 5.04. However, Participant shall make a separate Election to defer his Cash Bonus Award and Annual Base Salary each calendar year.

        4.04    If Participant makes a withdrawal pursuant to Section 5.05, Participant may again defer his
                Cash Bonus Award and Annual Base Salary by executing a new Election prior to the beginning of the calendar year in which it is effective. The effective date of the new Election will be subject to the provisions of Section 5.05.

V.      BENEFITS

                PAYMENT OPTION

        5.01    The benefit payable under this Plan shall be payable to Participant in one lump sum payment in an amount equal to the total of the deferred compensation plus interest at the rate in effect from time to time under the Cash Fund of the American General Employees' Thrift and Incentive
                Plan. Interest on the benefit shall be credited at the end of each calendar quarter on the basis of the time during such quarter the various portions of such amounts were credited as payable under this Plan, and such interest shall be compounded quarterly at the end of each calendar quarter.

                SEPARATION FROM SERVICE

        5.02    Participant will be entitled to his lump sum payment on the first business day of the second calendar year following the date of Participant's Separation from Service.
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                DEATH BENEFITS

        5.03    Should Participant die before he has begun to receive the benefits provided in Section 5.01,
                AGC shall cause to be paid to Participant's spouse within thirty (30) days of receipt of satisfactory proof of death, a lump sum benefit in an amount equal to the then value of
                Participant's account. If Participant's spouse does not survive Participant for a period of fifteen (15) days, then AGC shall cause such death benefit to be paid to Participant's estate.

                DISABILITY BENEFITS

        5.04    Should Participant become disabled before the commencement date of the benefits, Participant may elect to receive his lump sum payment on the first day of the month following the determination of disability. The Plan shall consider Participant disabled on the date the committee appointed by AGC to administer this Plan determines Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or mental impairment or be of long-continued and indefinite duration. The disability of Participant shall be determined by the committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the committee deems necessary and desirable. An election to receive disability benefits must be made within a reasonable time after the determination of disability.

                UNFORESEEABLE EMERGENCY WITHDRAWALS

        5.05    In the event of an unforeseeable emergency prior to the commencement of the benefits provided in Section 5.01, Participant may apply to the committee to receive that part of his account which is reasonably needed to satisfy the emergency needs. If such application for emergency withdrawal is approved by AGC, AGC shall pay Participant such value as AGC deems necessary to meet the emergency needs. An unforeseeable emergency involves only circumstances of sudden and unexpected emergencies which would cause great hardship to Participant if early withdrawal were not permitted. The emergency must be beyond Participant's control and payment may not be made to the extent that such hardship may be relieved by other financial resources available to
                Participant, including insurance reimbursement, cessation of deferrals under the Plan, or liquidation of other assets.

                If Participant is granted an unforeseeable emergency hardship withdrawal, he shall be required to cease deferring compensation under this Plan. The period of cessation shall commence as of the date of the request and shall expire as of the last day of the calendar year next following the calendar year containing the date of the request. Participant can execute a new Election and resume making deferrals of his Cash Bonus Award and Annual Base Salary effective as of the first day of the first calendar year following the end of the period of cessation.

VI.     RELATIONSHIP TO OTHER PLANS

        This Plan serves in addition to any other retirement, pension, or benefit plan or system presently in existence of hereinafter established.

VII.    ANTI-ALIENATION

        Participant's rights, interests, and benefits hereunder cannot be assigned, transferred, pledged, sold, conveyed or encumbered in any way by Participant or his estate, and are not subject to execution, attachment, or similar process. Any attempted sale, conveyance, transfer, assignment, pledge or encumbrance of the rights, interests, or benefits provided pursuant to the terms of this Plan contrary to the terms of the foregoing sentence, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.

VIII.   AMENDMENT OR TERMINATION OF PLAN

        AGC may at any time amend or terminate this Plan, provided that such amendment or termination shall not affect the rights of Participant with respect to any compensation deferred before the date of the termination of this Plan. Participant will thereafter receive his Cash Bonus Award and Annual Base
        Salary and benefits shall be paid as provided in Article V.
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IX.     APPLICABLE LAW

        This Agreement shall be construed under the laws of the State of Texas.
        IN WITNESS WHEREOF, the parties have signed this 1996 Deferred Compensation Agreement, this 18th day of
        December, 1995.
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WITNESS:                                            AMERICAN GENERAL CORPORATION

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/s/ JOSIANNE ISNARD                   By: /s/ JO ANN GRIFFITH
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                                              Jo Ann Griffith
                                              Vice President -- Human Resources
WITNESS:
/s/ CARMEL L. OSBORNE                     /s/ HAROLD S. HOOK
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                                              Harold S. Hook
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                                                                       EXHIBIT I

                           1996 DEFERRED INCOME PLAN
                       NOTICE OF ELECTION TO DEFER INCOME

                                          December 18, 1995

American General Corporation
2929 Allen Parkway
Houston, Texas 77019

Gentlemen:

       1. Deferral of Income. Pursuant to Article 4 of my 1996 Deferred Compensation Plan with American General Corporation, I hereby elect to have 80% of the amount payable to me as Annual Base Salary during the 1996 calendar year and 0% of any amount payable to me as a Cash Bonus Award during the 1996 calendar year deferred and paid to me on my "Deferral Date."

       2. Deferral Date. For purposes of the 1996 Deferred Compensation Plan, the Deferral Date, which is the date the payments commence, shall be the first business day of the second calendar year following the date of my Separation from Service.

       3. Manner of Deferred Payment. Deferred payments are to be made in a lump sum payment payable on the first business day of the second calendar year following the date of my Separation from Service.

       4. Terms of Election. I understand that this election is subject to the terms and conditions of the 1996 Deferred Compensation Plan. I further understand that upon my disability, I may elect to receive the lump sum payment on the first day of the month following the determination of my disability.

Dated: December 18, 1995

                                       /s/ HAROLD S. HOOK
                                       -------------------------
                                       Harold S. Hook

Received this 18th day of December, 1995

/s/ JO ANN GRIFFITH
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